Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700 Facsimile 847.735.4750

Release:	IMMEDIATE
Contact:	Ryan Gwillim
Vice President - Investor Relations
Phone:	847-735-4926

Contact:	Daniel Kubera
Director - Media Relations and Corporate Communications
Phone:	847-735-4617
Email:	daniel.kubera@brunswick.com

Brunswick to retain and reinvent Sea Ray business

Sea Ray sale process ended;
Company will restructure Sea Ray to focus on growth opportunities in sport boat and cruiser;
Discontinue Sea Ray sport yacht and yacht models
and wind down production in 2018

METTAWA, Ill. June 25, 2018 - Brunswick Corporation (NYSE: BC) today announced it:

•	Has ended the sale process for its Sea Ray business, including the Meridian brand.

•	Will retain and revitalize Sea Ray and leverage its premium brand to capitalize on growth opportunities in its sport boat and cruiser product categories.

•	Will discontinue Sea Ray sport yacht and yacht models, resulting in the wind down of yacht production in the third quarter of 2018.

“Over the last several months, we have engaged in a thorough sale process for the Sea Ray business, which we believed would generate the highest value for our shareholders,” Brunswick Chairman and Chief Executive Officer Mark Schwabero explained. “Although there was interest in the business, the offers we received did not reflect an appropriate value for this premium brand, and did not meet our expectations. The lower value was largely due to the persistently weak financial performance of the yacht product category, which complicated and obscured the value of the remainder of Sea Ray.

“As the sale process neared conclusion, we started to evaluate other strategic options beyond our original plan to sell the Sea Ray business in its entirety,” Schwabero continued. “Based on that re-assessment, we have concluded that our best opportunity to maximize value is to retain the Sea Ray brand and refocus the business on the sport boat and cruiser product portfolio. As part of the transformation of Sea Ray, we will discontinue sport yacht and yacht models and begin an orderly wind down of yacht production.

“These combined actions will create a revitalized Sea Ray that will benefit from continuing synergy with our broader marine portfolio -- and with targeted ongoing investment - we believe will offer increasingly attractive profitability and cash flow returns. We believe that this is the best solution to generate value for our dealers and shareholders now and in the future,” Schwabero said.

“Sea Ray remains one of the most aspirational and premium recreational boat brands, and our sport boats and cruisers set the industry standard,” said David Foulkes, president - Marine Consumer Solutions. “We will focus our resources on advancing our position in these segments, with an emphasis on the growing and evolving 24 - 40-foot categories. Moving forward, Sea Ray will continue to offer new products, features and services that leverage our technology and innovation initiatives aimed at enhancing the quality of the consumer boating experience.”

Sea Ray will begin to wind down sport yacht and yacht production in the third quarter at its Sykes Creek and Palm Coast, Fla., facilities, involving the elimination of as many as 825 positions. Palm Coast is targeted for closure as soon as practical in 2018, while a portion of Sykes Creek will continue to operate for the foreseeable future to support customer service and warranty obligations, along with other operational requirements.

“We will maintain the capability to provide outstanding service and support to our dealers and installed base of all Sea Ray customers, consistent with the Sea Ray brand promise and history,” Schwabero said. “We appreciate the dedication and commitment our employees and the communities that support our operations and will help them through this transition.”

The expected impact on 2018 performance and long-term planning targets will be addressed as part of the Company’s conference call today as well as the second quarter earnings call.

Going forward, Brunswick will report results of Sea Ray on a GAAP basis in continuing operations, rather than the previous classification as discontinued operations in recent financial reports. Sea Ray Sport Yacht and Yacht financial results will be excluded from the Company’s as adjusted, non-GAAP results of continued operations to offer a clearer comparison to go-forward operations. In addition, the Company’s as adjusted financial information will include the results of the Sea Ray Sport Boat and Cruiser business.

Conference call scheduled today
The Company will hold a conference call today about the Sea Ray announcement at 10 a.m. CDT June 25, 2018, hosted by Mark Schwabero, chairman and chief executive officer, William Metzger, senior vice president and chief financial officer, and Ryan Gwillim, vice president - investor relations.

Security analysts and investors wishing to participate via telephone should call
888-771-4371 (passcode: Brunswick). Callers outside of North America should call 847- 585-4405 (passcode: Brunswick) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call.

To listen via the Internet, go to ir.brunswick.com. Please go to the website at least 15 minutes before the call to register, download and install any needed audio software.

A replay of the conference call will be available through midnight EDT July 2, 2018, by calling 888-843-7419 or international dial 630-652-3042 (passcode: 4718 7022#). The replay also will be available at www.brunswick.com.

Forward-Looking Statement
Certain statements in this news release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “expect,” “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: adverse general economic conditions, including reductions in consumer discretionary spending; our ability to implement our strategic plan and growth initiatives; our ability to complete and integrate targeted acquisitions; that strategic divestitures may not provide business benefits; the possibility that the proposed Fitness business separation will not be consummated within the anticipated time period or at all, including as the result of regulatory, market, or other factors, the potential for disruption to our business in connection with the proposed Fitness business separation, and the potential that the Fitness business and Brunswick do not realize all of the expected benefits of the separation; negative currency trends; fiscal policy concerns; adequate financing access for dealers and customers and our ability to access capital and credit markets; maintaining effective distribution; loss of key customers; inventory reductions by dealers, retailers, or independent boat builders; requirements for us to repurchase inventory; attracting and retaining skilled labor and implementing succession plans for key leadership; our ability to meet supply objectives; higher energy and fuel costs; our ability to protect our brands and intellectual property; absorbing fixed costs in production; managing expansion of manufacturing facilities; outages or breaches of technology systems; our ability to meet pension funding obligations; managing our share repurchases; competitive pricing pressures; our ability to develop new and innovative products and services at a competitive price, in legal compliance with existing rules; maintaining product quality and service standards; product liability, warranty, and other claims risks; legal and regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; having to record an impairment to the value of goodwill and other assets; certain divisive shareholder activist actions; international business risks; and weather and catastrophic event risks.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2017 and the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release or for changes by wire services or Internet service providers.

About Brunswick
Headquartered in Mettawa, Ill., Brunswick Corporation’s leading consumer brands include Mercury and Mariner outboard engines; Mercury MerCruiser sterndrives and inboard engines; MotorGuide trolling motors; Attwood, Garelick, Mercury, NAUTIC-ON, Quicksilver and Whale marine parts and accessories; Land 'N' Sea, Kellogg Marine, Lankhorst Taselaar, Payne’s Marine and BLA parts and accessories distributors; Bayliner, Boston Whaler, Brunswick Commercial and Government Products, Crestliner, Cypress Cay, Harris, Lowe, Lund, Meridian, Princecraft, Quicksilver, Rayglass, Sea Ray, Thunder Jet and Uttern boats; Life Fitness, Hammer Strength, Cybex, Indoor Cycling Group and SCIFIT fitness equipment; and Brunswick billiards tables, accessories and game room furniture. For more information, visit http://www.brunswick.com.

Contact: Daniel Kubera
Director - Media Relations and Corporate Communications
Phone: 847-735-4617
Email: daniel.kubera@brunswick.com